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                                                                    Exhibit 10.8

                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (the "Amendment") dated as of December 29, 2003 by and between ANGIODYNAMICS, INC., a Delaware corporation, with its principal place of business at 603 Queensbury Avenue, Queensbury, New York 12804 (the "Borrower"), to KEYBANK NATIONAL ASSOCIATION, a national banking association, having an office at 66 South Pearl Street, Albany, New York 12207 (the "Holder");

                              W I T N E S S E T H:

     WHEREAS, in connection with the making of the Loan (as hereinafter defined), the Borrower executed and delivered in favor of the Holder a certain loan and security agreement dated August 28, 2002 (the "Security Agreement") (all terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Security Agreement); and

     WHEREAS, the parties desire to modify the Security Agreement in the manner hereinafter set forth; and

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. The following definitions set forth in Section 1.01 of the Security Agreement are hereby amended and restated in their entirety to read as follows:

          "LOAN" means the loan in the principal amount of $3,000,000.00 from the Bank to the Borrower as evidenced by the Note.

          "NOTE" means the amended and restated promissory note dated as of December 29, 2003 in the principal amount of $3,000,000.00 from the Borrower in favor of the Holder as said amended and restated promissory note may be further amended, modified, supplemented, consolidated or extended from time to time.

     2. The definition of "Interest Coverage Ratio" set forth in Section 1.01 of the Security Agreement is hereby deleted.

     3. Section 1.01 of the Security Agreement is hereby amended to include the following defined terms to appear in their proper alphabetical order with
Section 1.01:

     "SENIOR FUNDED INDEBTEDNESS" shall mean total Indebtedness less any subordinated Indebtedness.

     "SENIOR LEVERAGE RATIO" shall mean the ratio of the Borrower's (i) Senior Funded Indebtedness to (ii) EBITDA less Unfunded Capital Expenditures, calculated in accordance with GAAP.

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     4.   Section 2.01 of the Security Agreement is hereby amended and restated
in its entirety to read as follows:

          "SECTION 201. MAKING OF THE LOAN.

          Subject to the provisions of Section 202 hereof, the Holder shall make available to the Borrower the proceeds of the Loan from time to time in accordance with the terms, provisions and conditions of the Note. Provided that no Event of Default has occurred, as the Borrower repays principal under the Note, it shall be permitted to re-borrow until the Maturity Date provided, however, that at no time shall the Principal Balance exceed $3,000,000.00."

     5. Subsection (O) of Section 4.01 of the Security Agreement is hereby amended and restated in its entirety to read as follows:

          "(O) It will (1) maintain a minimum Fixed Charge Coverage Ratio of 1.25 to 1.00 calculated as of each May 31st and November 30th based upon the most recently concluded four fiscal quarters of the Borrower and (2) not permit the Borrower's Senior Leverage Ratio to exceed 2.75 to 1.00 calculated as of each May 31st and November 30th based upon the most recently concluded four fiscal quarters of the Borrower.

          In calculating the foregoing ratios for the periods ending November 30th, 2002 and May 31st, 2003, (i) principal shall be determined using the current maturities of long term debt (in accordance with GAAP) on a pro-forma basis for the twelve months following the Closing Date, (ii) Cash Interest Expense shall be calculated as the pro-forma Cash Interest Expense for the twelve months following the Closing Date (utilizing the appropriate amortization schedules and interest rates for the Indebtedness, including the fixed rate achieved under the SWAP Agreement and all Letter of Credit Fees and related fees) and (iii) thereafter both principal and Cash Interest Expense shall be calculated on the actual principal and Cash Interest Expense, respectively, for the period in question."

     6. The Note is hereby amended and restated as set forth on Schedule "A" attached hereto.

     7.   The Borrower hereby represents and warrants as follows:

          (i) as of the date hereof, there is outstanding under the Note the sum of $0.00 together with accrued and unpaid interest;

          (ii) no Event of Default has occurred and no event has occurred with which the passage of time or the giving of notice or both would constitute an Event of Default;

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          (iii) there exist no defenses or offsets to the obligations of the
Borrower under the Note and the Security Agreement; and

          (iv) the execution and delivery of this Amendment have been approved by all necessary corporate action on the part of the Borrower.

     8. As modified hereby, all of the terms, provisions and conditions of the Security Agreement are hereby ratified and confirmed.

     9. The Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.


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     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

                                        ANGIODYNAMICS, INC.


                                        By:/s/ Joseph G. Gerardi
                                           -------------------------------------
                                           Joseph G. Gerardi, Vice President and
                                           Controller


                                        KEYBANK NATIONAL ASSOCIATION


                                        By:/s/ Bryant J. Cassella
                                           -------------------------------------
                                           Bryant J. Cassella, Senior Vice
                                           President

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                                  SCHEDULE "A"

                            AMENDED AND RESTATED NOTE